                              DATED JANUARY 6, 2003

                            EUSTON ROAD HOTEL LIMITED

                                     - AND -

                  ACCOR UK BUSINESS AND LEISURE HOTELS LIMITED

                                     - AND -

                                    ACCOR SA

  ===========================================================================

                                      LEASE

                                       OF

                            The Shaw Park Plaza Hotel
                               100-110 Euston Road
                                     London
                                     NW1 2AJ

  ===========================================================================

                     Term: 25 years (with options to renew)
                           Commencing: The date hereof
                Rent: (pound)3,150,000 p.a. (subject to increase)

                                   JULIAN HOLY
                                 EMPEROR'S GATE
                               114A CROMWELL ROAD
                                 LONDON SW7 4ES
                            DX 44106 GLOUCESTER ROAD
                               TEL: 020 7370 5443
                               FAX: 020 7244 7371

                                     JRH/MOB
                    171202 F:\PFILES\P25425.JRH\LSE00001.DOC

                                      INDEX

CLAUSE                                                                                                  PAGE

                  Statutes 5
                  Premises 6

         User     11

      CLAUSE                                                                                             PAGE

         To give details of underleases...................................................................17

         Registration.....................................................................................17

         To pay Landlord's costs..........................................................................17

         To observe statutory requirements................................................................17

         Planning 18

Provisos 23

         Notices  25

         Representation...................................................................................26

         Effect on waiver.................................................................................26

         Release on Assignment of Reversion...............................................................26

         Severance........................................................................................26

         Due dates........................................................................................26

Rent Increase.............................................................................................26

CLAUSE                                                                                                  PAGE

                                   PARTICULARS

Date                             January 6 ,2003

1.     the Landlord              EUSTON ROAD HOTEL LIMITED (company number
                                 62798 Jersey) whose registered office is at
                                 Lord Coutanche House  66-68 Esplanade  St.
                                 Helier  Jersey  JE2 3QB

2.     the Tenant                ACCOR UK BUSINESS AND LEISURE HOTELS LIMITED
                                (company number 1016187) whose registered
                                 office is at 1 Shortlands  Hammersmith  London
                                 W6 8DR

3.     the Surety                ACCOR SA (company number B602036444) whose
                                 registered office is at EVRY (91000) 2 Rue de
                                 la Mare Neuve  France

4.     the Premises              The Shaw Park Plaza Hotel  100-110 Euston Road
                                 London NW1 2AJ more particularly described in
                                 Schedule 1

5.     Contractual Term          25 YEARS from and including the Term
                                 Commencement Date

6.     Term                      The date hereof
       Commencement Date

7.     Rents                     The various rents reserved by Clause 2

8.     Rent Start Date           The Term Commencement Date

9.     Permitted Use             As an hotel with ancillary uses to include:-

                                 (i)      retail outlets not exceeding 5 in
                                          number and not accommodating more
                                          than  2,000 square feet of net usable
                                          area in the aggregate;

                                 (ii)     the use of the existing theatre for
                                          all purposes ordinarily associated
                                          with a theatre;

                                 (iii)    the holding of conferences for all
                                          purposes;

                                 (iv)     the holding of educational gatherings
                                          for all purposes;

                                 (v)      the holding of social leisure and
                                          religious functions;

                                 (vi)     restaurants and other facilities for
                                          the sale of food and beverages of all
                                          descriptions to both guests within the
                                          hotel and the public at
                                          large;

                                 (vii)    such other uses as may from time to
                                          time be reasonably considered to be
                                          commensurate with the principal use of
                                          the Premises as a high class hotel.

THIS LEASE is made on the date stated at the head of the Particulars and between the parties specified therein

1        DEFINITIONS

         1.1      DEFINITIONS

                  In this Lease the expressions in the first column of the
                  Particulars have the meanings given in the second column and the following words and expressions have the following
                  meanings:

                  1.1.1        ASSOCIATED COMPANY means any company which is (in
                               relation to another company) its parent
                               undertaking or its subsidiary undertaking or a
                               subsidiary undertaking of its parent undertaking
                               or any other person controlled by or under the
                               same control direct or indirect and PARENT
                               UNDERTAKING and SUBSIDIARY UNDERTAKING shall have
                               the meanings given in Sections 258 and 259 of the
                               Companies Act 1985

                  1.1.2        CHATTELS means all of the chattels, equipment,
                               fittings and other things (not being in the
                               nature of landlord's fixtures and fittings)
                               presently within the Premises and used or capable
                               of being used for the purposes of carrying on
                               therefrom the business of a modern high class 4
                               Star (or equivalent) hotel in accordance with all
                               aspects of the Permitted Use as the same are
                               specified in the Inventory of Chattels annexed
                               hereto

                  1.1.3        CONDUITS means all sewers drains pipes gulleys
                               gutters ducts flues watercourses channels subways
                               wires cables and other conducting media of
                               whatsoever nature

                  1.1.4        FULL COST OF  REINSTATEMENT  shall mean the
                               reasonable  and proper  costs  (including  the
                               cost of shoring up demolition and site clearance
                               architects'  surveyors' and other  professional
                               fees and incidental  expenses  with  VAT
                               thereon  in each  case)  which  would be  likely
                               to be incurred in or as a result of  rebuilding
                               or  reinstating  the  Premises in  accordance
                               with the  requirements of this Lease at the time
                               when such  rebuilding or  reinstatement is
                               likely to take place having  regard to all
                               relevant factors  including any increases in
                               building  costs  expected  or  anticipated  to
                               take place at any time up to the date upon which
                               the Premises shall be fully rebuilt or reinstated

                  1.1.5        GROUP COMPANY means any company which falls
                               within the same group as another company or its
                               holding company, including (without limitation)
                               any of the following:

                              (a)    all subsidiaries of such company or its
                                     holding company

                              (b)    any holding company

                              (c)    any company which is another subsidiary of
                                     any holding company

                               in each case within the meaning of Sections 736
                               and 736A of the Companies Act 1985

                  1.1.6        INFERIOR LEASE means t he sublease brief
                               details of which are set out in Part 4 of
                               Schedule 3

                  1.1.7        INITIAL RENT means THREE MILLION ONE HUNDRED
                               AND FIFTY THOUSAND POUNDS per annum
                               ((pound)3,150,000 p.a.) (exclusive of VAT)

                  1.1.8        INSURED RISKS means risks in respect of
                               loss, damage or destruction by fire, storm,
                               lightning, earthquake, explosion, riot,
                               civil commotion, strikes, labour and
                               political disturbances and malicious damage,
                               terrorism, aircraft and other aerial devices
                               or articles dropped therefrom, tempest,
                               flood, bursting or overflowing of water
                               tanks, apparatus or pipes and impact by road
                               vehicles, subsidence, ground slip and heave
                               (to the extent that insurance against such
                               risks may ordinarily be arranged in the
                               United Kingdom insurance market) and also
                               against third party risks and property
                               owner's liability and such other risks
                               (whether or not of a like kind) or insurance
                               (not being those against which the Tenant
                               shall also have insured in accordance with
                               its obligations in that regard contained in
                               this Lease) as the Landlord may from time to
                               time deem to be desirable but subject in
                               every case to such normal excesses
                               exclusions and limitations from time to time
                               imposed by the Insurers

                  1.1.9        INSURERS means the insurance office or
                               underwriters with whom the insurance cover
                               referred to in Clause 5.2 is effected

                  1.1.10       LANDLORD shall include the person for the
                               time being entitled to the reversion
                               immediately expectant on the determination
                               of the Term

                  1.1.11       LANDLORD'S SURVEYOR means an associate or
                               fellow of the Royal Institution of Chartered
                               Surveyors who is a partner or director in a
                               firm or company (as the case may be) of
                               chartered surveyors experienced in all
                               aspects of property in the nature and in the
                               location of the Premises or alternatively a
                               surveyor in the employ of the Landlord with
                               equivalent professional and practical
                               qualifications who shall in all matters act
                               as an independent expert and owe a duty as
                               such to both the Landlord and the Tenant and
                               has adequate professional indemnity cover
                               (including run-off cover)

                  1.1.12       this LEASE means this lease and any document
                               which is supplemental hereto or which is
                               collateral herewith or which is entered into
                               pursuant to or in accordance with the terms
                               of this Lease

                  1.1.13       LOCAL AUTHORITY means a county council a
                               district council a London borough council a
                               parish or community council a county borough
                               council or any joint or unitary authority
                               and any other body falling within the
                               definition of local authority in Section 336
                               of the Town and Country Planning Act 1990
                               (as amended from time to time)

                  1.1.14       LOSS OF RENT means the loss of the Yearly
                               Rent for 36 calendar months

                                       2

                  1.1.15       PLANNING ACTS means Town and Country
                               Planning Act 1990 Planning (Listed Buildings
                               and Conservation Areas) Act 1990 Planning
                               (Hazardous Substances) Act 1990 and Planning
                               (Consequential Provisions) Act 1990

                  1.1.16       PREMISES means the land and premises
                               described in Schedule 1 and each and every
                               part thereof together with the appurtenances
                               thereto belonging and together also with any
                               buildings and erections and each and every
                               part thereof now or hereafter erected or in
                               the course of erection thereon or on any
                               part thereof together with all additions
                               alterations and improvements thereto which
                               may be carried out during the Term and shall
                               also include all landlord's fixtures and
                               fittings from time to time in and about the
                               same and the Chattels

                  1.1.17       PRESCRIBED RATE means a rate of interest
                               being 3% above the Base Rate from time to
                               time of Barclays Bank Plc or over such other
                               rate as may from time to time replace the
                               same or over such other rate as the Landlord
                               may from time to time reasonably require

                  1.1.18       QUARTER DAY means each of 25th March 24th
                               June 29th September and 25th December in
                               each year and references to QUARTER DAYS and
                               USUAL QUARTER DAYS shall be construed
                               accordingly

                  1.1.19       SUPERIOR LANDLORD means any person who at
                               any time holds an interest in reversion
                               (whether or not immediate) to any lease
                               under which the Landlord may at any time
                               hold its interest in the Premises and
                               SUPERIOR LEASES shall be construed
                               accordingly

                  1.1.20       SURETY means any person for the time being
                               guaranteeing the obligations of the Tenant
                               and in the case of an individual shall
                               include his personal representatives

                  1.1.21       TENANT shall include its successors in title
                               and in the case of an individual shall
                               include his personal representatives

                  1.1.22       TERM means the Contractual Term together
                               with any continuation thereof or of the
                               tenancy (whether under an Act of Parliament
                               or by the Tenant holding over or for any
                               other reason) arising therefrom but in
                               respect of such period of continuation or
                               holding over to apply only to those
                               obligations of the Tenant in occupation at
                               such time including for the avoidance of
                               doubt any extension under the terms of this
                               Lease

                  1.1.23       VAT means value added tax as provided for in
                               the Value Added Tax Act 1994 and legislation
                               (delegated or otherwise) supplemental
                               thereto and any similar tax replacing or
                               introduced in addition to the same

                  1.1.24       WORKING DAY means any day (except Saturday
                               or Sunday) when the United Kingdom clearing
                               banks are open for business in the City of
                               London

                  1.1.25       YEARLY RENT means the Initial Rent or the
                               rent payable from time to time in accordance
                               with the provisions of Clause 7 and Schedule

           1.1.26     1927 ACT means the Landlord and Tenant Act 1927

           1.1.27     1954 ACT means the Landlord and Tenant Act 1954 (as
                      amended)

           1.1.28     1995 ACT means the Landlord and Tenant (Covenants) Act
                      1995

           1.2        CONSTRUCTION AND INTERPRETATION

                      The following rules of construction and interpretation
                      apply to each and every part of this Lease:

                                 1.2.1      ANY SUPERIOR LANDLORD OR MORTGAGEE

                                            In the following cases references to
                                            "the Landlord" are to be construed
                                            as extending to any Superior
                                            Landlord and to any mortgagee of the
                                            Landlord or of any Superior
                                            Landlord:

                                            (a)        where there are rights
                                                       easements exceptions and
                                                       reservations in favour of
                                                       or exercisable by the
                                                       Landlord

                                            (b)        where there is an
                                                       obligation to obtain the
                                                       approval or consent of
                                                       the Landlord or to give
                                                       notice to the Landlord
                                                       (but nothing in this
                                                       Lease is to be construed
                                                       as implying that consent
                                                       or approval of any
                                                       Superior Landlord or
                                                       mortgagee will not be
                                                       unreasonably withheld)

                                            (c)        where there is provision
                                                       for repayment of any
                                                       expenses to the Landlord

                                            (d)        where there are any
                                                       indemnities in favour of
                                                       the Landlord

1.2.2 ENTRY TO THE PREMISES

           (a)        Any right granted to or reserved by the Landlord to enter
                      the Premises is to be construed as extending to all
                      persons authorised by the Landlord and by any Superior
                      Landlord and by any mortgagee of either of them and as a
                      right to enter with or without workmen equipment and
                      materials

           (b)        Authority given by the Tenant to enter the Premises after
                      a reasonable or other specified period of notice extends
                      (if justified by the circumstances) to entry after a
                      shorter period of notice or to entry without any notice

1.2.3 INDEMNITIES

           Any indemnities given by the Tenant are to be construed as obligations to keep the specified persons indemnified against legal liability in respect of all proceedings damages penalties costs expenses claims and demands arising directly as a result of a relevant act omission or default of the Tenant

1.2.4 SUCCESSORS TO ORIGINAL PARTIES

           References to "the Landlord" include the person for the time being entitled to the reversion immediately expectant on the determination of the Term (or where such person or the Landlord is an individual his personal representatives) and to "the Tenant" include the successors in title and assigns of the Tenant (or where the Tenant is an individual his personal representatives) and to "the Surety" (if any) include the personal representatives of any such person (if an individual)

1.2.5 TENANT'S COVENANTS

           Any covenant by the Tenant not to do any act or thing is where appropriate to be construed additionally as a covenant by the Tenant not to permit or suffer such act or thing to be done by any other person being an agent servant invitee or licensee

1.2.6 JOINT AND SEVERAL OBLIGATIONS

           Where the Landlord or the Tenant or the Surety (if any) at any time consists of more than one person obligations expressed or implied on the part of such party are joint and several obligations

1.2.7 TENANT'S DEFAULT

           Unless the context otherwise requires where in this Lease there is reference to the consequences of the Tenant's acts omissions and defaults all references to "the Tenant" include references to the
           Tenant's undertenants or their respective agents servants invitees or licensees and to anyone at the Premises with the express or implied authority of the Tenant or its undertenants

1.2.8 THIS LEASE

           This Lease is to be construed and interpreted as incorporating any variation addition or qualification which is expressed to relate to it contained in any deed made between the Landlord and the Tenant whether or not any person who is the Surety is a party and including but not limited to all licences granted by the Landlord to the Tenant but not so as to impose upon any person liability under this Lease which would be precluded by s.18 of the Landlord and Tenant
           (Covenants) Act 1995

1.2.9 STATUTES

           Except for any references to the Town and Country Planning (Use
           Classes) Order 1987 (if any) any reference to any statute includes any modification extension or re-enactment of such statute for the time being in force and any instruments regulations directions orders or permissions made under it

           1.2.10 PREMISES

                      References to the Premises (except Clauses 3.18, 3.19 and
                      3.20) shall be construed as extending to any part of the
                      Premises

           1.2.11 EFFECT OF THE 1995 ACT

                      Wherever and to the extent that any provision of this
                      Lease would or might contravene the provisions of s.25 of
                      the 1995 Act then:

                      (a)        such provision is to take effect only in so far
                                 as it may do so without contravening s.25 of
                                 the 1995 Act and

                      (b)        where such provision is incapable of having any
                                 effect without contravening s.25 of the 1995
                                 Act this Lease is to be construed and
                                 interpreted as if such provision were deleted
                                 and

                      (c)        the legality validity and enforceability of any
                                 of the remaining provisions of this Lease is
                                 not in any way to be affected or impaired as a
                                 result

           1.2.12 TENANT'S INSURANCE OBLIGATIONS

                      Any insurance policy shall be deemed to have been "voided"
                      if it has been rendered void or vitiated or if payment of
                      any policy monies has been refused in whole or part by
                      reason of any act omission neglect or default of the
                      Tenant its undertenants or their respective agents
                      servants invitees or licensees

           1.2.13 GENDER SINGULAR AND PLURAL

                      Words importing one gender include other genders and words importing the singular include the plural and vice versa

           1.2.14 PARTICULARS CONTENTS AND HEADINGS

                      The particulars form part of this Lease but the clause
                      paragraph and schedule headings and any table of contents
                      are not to be taken into account in the construction and
                      interpretation of this Lease

2 DEMISE AND RENTS

           In consideration of the rents reserved by and the Tenant's covenants and conditions contained in this Lease the Landlord DEMISES the
           Premises to the Tenant TOGETHER WITH the easements and other rights
           (in common with the Landlord and all other persons having its express or implied authority and all other persons having like rights)
           specified in Part 1 of Schedule 3 EXCEPTING AND RESERVING to the
           Landlord (and all other persons authorised by the Landlord from time to time during the Term) the easements and other rights specified in
           Part 2 of Schedule 3 TO HOLD the Premises unto the Tenant from and including the Term Commencement Date for the Term SUBJECT (a) to all
           rights easements quasi-easements and privileges to which the Premises are or may be subject and (b) the matters set out in Part 3 of
           Schedule 3 AND SUBJECT to and with the

benefit of the Inferior Lease YIELDING AND PAYING to the Landlord as rent:

2.1        FIRSTLY throughout the Term (and proportionately for any part of a year) the Yearly Rent (increasing in accordance with the provisions of Clause 7 and Schedule 2) to be paid in advance by equal quarterly instalments on the usual Quarter Days the first instalment or a proportion thereof (calculated on a daily basis) in respect of the period beginning on the Rent Start Date and ending on the day immediately preceding the next Quarter Day to be paid on the date of this Lease

2.2        SECONDLY by way of additional rent on receipt of a written demand therefor the cost to the Landlord of insuring the Premises against the Insured Risks and of effecting the Loss of Rent insurance and the reasonable and proper cost of valuing the Premises for insurance purposes from time to time (but not more than once in any twelve month period)

2.3        THIRDLY by way of additional rent on demand the moneys referred to in
           Clause 3.2

2.4        FOURTHLY by way of additional rent all VAT for which the Landlord is or may become liable on the supply by the Landlord to the Tenant under or in connection with this Lease of the interest created by it and of any other supplies (whether of goods or services) including
           (but not limited to) all rents and other sums payable under this
           Lease such VAT to be paid at the same time as the sums to which it relates

3 TENANT'S COVENANTS

  The Tenant HEREBY COVENANTS with the Landlord as follows:

3.1        TO PAY RENT

           To pay the Rents reserved by this Lease at the times and in the manner set out in this Lease without any deduction set-off or counterclaim (save as required by law)

3.2        TO PAY INTEREST ON OVERDUE MONIES

           That without prejudice to any other right remedy or power contained in this Lease or otherwise available to the Landlord if any Yearly
           Rent shall not be received on the due date or any other Rents shall not be received within 14 days of the due date for payment thereof then in any such case to pay on receipt of written demand to the
           Landlord interest thereon at the Prescribed Rate (to be compounded on the usual Quarter Days) from the date when the same became due until payment thereof is received (as well after as before any judgment)

3.3        TO PAY OUTGOINGS AND SUPPLIES

           3.3.1      To bear pay and discharge all existing and future rates
                      taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or
                      otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during
                      the Term be charged levied assessed or imposed upon or
                      properly apportioned by the Landlord's Surveyor (acting
                      properly)

           to the Premises or upon the owner or occupier in respect thereof
           PROVIDED ALWAYS that the foregoing shall not extend to payment of any tax payable only as a direct result of any dealing by the Landlord with its reversionary interest in the Premises

3.3.2      Where a separate supply is provided to the Premises to pay the supplier and to indemnify the Landlord against all charges for electricity gas water sewage telecommunications data and other supplies consumed on the Premises and to pay all equipment rents

3.4        INSURANCE OBLIGATIONS

           3.4.1      Not to do or omit or suffer to be done or omitted anything which may make void or voidable any policy of insurance of the Premises Provided that the Landlord shall have first
                      provided the Tenant with a copy of the relevant current
                      policy of such insurance

           3.4.2      To comply with the reasonable and proper requirements and
                      recommendations from time to time of the Insurers

           3.4.3      To notify the Insurers and the Landlord forthwith on the
                      occurrence of any damage occasioned by any Insured Risk at the Premises

           3.4.4      To notify the Landlord of any new landlord's fixtures and
                      fittings installed from time to time in the Premises by
                      the Tenant or any undertenant which may affect any
                      insurances

           3.4.5      In the event of the Premises or any part thereof being
                      damaged or destroyed by any of the Insured Risks at any
                      time during the Term and the insurance money under any
                      policy of insurance effected thereon being wholly or
                      partially voided then and in every such case the Tenant
                      will forthwith pay to the Landlord the whole or (as the
                      case may require) the voided proportion of the cost of
                      rebuilding and reinstating the same

           3.4.6      To insure and at all times keep insured the Premises
                      against all Tenant's third party public and occupiers
                      liability risks for a sum to be first approved by the
                      Landlord being not less than Five million pounds
                      ((pound)5,000,000) for any one occurrence and to effect
                      such insurance in some reputable insurance office and upon every request by the Landlord (such request not to be made more than once in any 12 month period) forthwith to
                      produce particulars of the policy of such insurance and
                      the receipt for every premium for the then current year
                      payable in respect of such policy PROVIDED ALWAYS THAT if
                      and whenever default shall be made in making and keeping
                      on foot such insurance as aforesaid or in producing in the manner aforesaid such evidence or policy or receipt as
                      aforesaid the Landlord may effect and maintain such
                      insurance and the Tenant shall repay all monies paid by
                      the Landlord for that purpose to the Landlord within 14
                      days of demand and the cost thereof shall be a debt due
                      from the Tenant to the Landlord and be forthwith
                      recoverable by action PROVIDED ALWAYS THAT for so long
                      only as this Lease is

                      vested in Accor UK Business and Leisure Hotels Limited or
                      any Group Company thereof then the aforesaid obligations
                      of the Tenant to adduce evidence of the existence of
                      insurance shall be deemed discharged by the unconditional
                      written confirmation by the Tenant that the terms of this
                      Clause 3.4.6 are being complied with

           3.4.7      Other than in accordance with Clause 3.4.6 not to effect
                      any insurance policy to cover the Insured Risks but if in
                      breach of this covenant to pay to the Landlord all monies
                      received under such policy in connection with the
                      Landlord's obligations under Clause 5.2 of this Lease

3.5        TO REPAIR

           At all times during the Term to keep the Premises in good and substantial repair and condition and to maintain renew and replace
           (where uneconomical to repair) the same damage or destruction by any of the Insured Risks excepted (unless and to the extent that the relevant insurance policy has been voided) PROVIDED THAT nothing herein shall require the Tenant to keep the Premises in a better state of repair than the same are now in as is evidenced by the
           Schedule of Condition and Inventory of Chattels annexed hereto

3.6        TO DECORATE EXTERIOR

           As often as shall reasonably be necessary during the Term (having regard to the proposed use of the Premises as a high class hotel) to properly prepare and thereafter to paint in a good and workmanlike manner with two coats at least of good quality paint of a colour which if different from the present colour shall be previously approved in writing by the Landlord's Surveyors (such approval not to be unreasonably withheld) all the exterior parts of the Premises as are usually or ought to be painted

3.7        TO DECORATE INTERIOR

           As often as shall reasonably be necessary during the Term (having regard to the proposed use of the Premises as a high class hotel) to properly prepare and thereafter to paint with two coats at least of good quality paint and to treat varnish decorate paper and plaster all the interior parts of the Premises as are usually or ought to be painted treated varnished papered or plastered and generally to redecorate throughout restoring and making good the Premises and to carry out all the works required by this Clause 3.7 in a good and workmanlike manner and in the last year of the Term (howsoever determined save where the same is extended pursuant to clause 10)
           such paintings and decorations to be executed in such colours and materials as the Landlord's Surveyors may reasonably require

3.8        TO CLEAN AND TREAT SURFACES

           As often as may be reasonably necessary to clean treat and wash in an appropriate manner all materials surfaces and finishes of the
           Premises which ought normally to be so cleaned treated and washed

3.9        TO KEEP PREMISES CLEAN AND TIDY

3.9.1      To keep the Premises in a clean and tidy condition

3.9.2      To keep all refuse waste and rubbish in a suitable container or containers on the Premises or where the Landlord directs acting reasonably

3.10       TO COMPLY WITH NOTICES TO REPAIR

           Well and substantially to repair and make good all defects and wants of reparation repair or renewal of which notice in writing shall be given to or left on the Premises for the Tenant by the Landlord and for which the Tenant is liable hereunder and to commence the same within three calendar months after the receipt or leaving of such notice (or sooner if necessary) and if the Tenant shall fail to comply with any such notice within a reasonable time for so doing it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter upon the Premises to make good the same at the cost of the Tenant which cost together with all Solicitors' and Surveyors' charges and other reasonable and proper expenses and losses which may be incurred by the Landlord in connection therewith shall be repaid by the Tenant to the Landlord on demand

3.11       TO PERMIT ENTRY

           To permit the Landlord and its agents and all persons authorised by them at all reasonable times with or without workmen on giving reasonable notice (except in emergency) to the Tenant to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed and to view the state of repair and condition thereof and to take a schedule of the Landlord's fixtures and of any dilapidations and to exercise the rights excepted and reserved by this Lease

3.12       NOT TO INTRODUCE DANGEROUS THINGS OR ALLOW CONTAMINATION

3.12.1     Not to bring into the Premises or to place or store or permit to remain in or about the Premises any article or thing which is or may become dangerous offensive combustible inflammable radioactive explosive harmful polluting or contaminating other than items which are used normally in connection with the Permitted Use

3.12.2     To ensure that the Premises are not contaminated during the Term and to carry out or cause to be carried out all works and actions necessary to remove any such contamination and restore the Premises to a condition as though such contamination had not taken place and not to do anything on or relating to the Premises which does or might cause any pollution or contamination of any other premises or the environment

3.12.3     To obtain any authorisation licence consent or permission required under any legislation relating to pollution or contamination of the environment with respect to any use of or action or activity on the
           Premises before such use action or activity commences or occurs but not to implement any such authorisation licence consent or permission until it and any conditions attaching to it have been approved by the
           Landlord

                                       10

3.13       NOT TO OVERLOAD

           Not to place in the Premises or to place or to carry in the lifts (if any) in the building any articles in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to the Premises or the lifts and not to overload the electrical wiring or installation or other Conduits in the Premises

3.14       NOT TO HARM DRAINS

           Not to allow to pass into the Conduits serving the Premises any noxious or deleterious effluent or other substance which might cause any obstruction in or harm to the Conduits

3.15       USER

           3.15.1     Not to carry on or use the Premises for any noisy noisome
                      offensive or dangerous trade manufacture business or
                      occupation nor for any illegal or immoral purpose

           3.15.2     Not to use the Premises otherwise than for the Permitted
                      Use without the prior written consent of the Landlord
                      which consent shall not be unreasonably withheld or
                      delayed

           3.15.3     The Tenant hereby acknowledges and admits that
                      notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty
                      that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall
                      any consent in writing which the Landlord may hereafter
                      give to any change of use be taken as including any such
                      representation or warranty and that notwithstanding that
                      any such use as aforesaid is not a permitted use within
                      such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the
                      obligations undertaken by the Tenant by virtue of this
                      Lease without any compensation recompense or relief of any kind whatsoever

3.16       NOT TO MAKE ALTERATIONS

           3.16.1     Not to make any alterations or additions whatsoever in or
                      to the Premises (save for signage and minor internal non
                      structural alterations) or to the Conduits exclusively
                      serving the Premises without the previous consent in
                      writing of the Landlord (not to be unreasonably withheld)

           3.16.2     When applying for the consent of the Landlord hereunder to supply to the Landlord four copies of plans and
                      specifications showing the nature and extent of the
                      alterations or additions which the Tenant wishes to carry
                      out and to pay the Landlord in respect of all

                                       11

                      reasonable costs and expenses which the Landlord may incur whether by way of surveyors' or legal expenses in
                      connection with the consideration approval and supervision of the alterations and additions and to carry out the said alterations or additions only in accordance with the plans and specifications approved in writing by the Landlord
                      (such approval not be unreasonably withheld or delayed)
                      and in accordance with all statutory and local authority
                      and Insurers' requirements and recommendations

           3.16.3     In the event of the Tenant failing to observe this
                      covenant it shall be lawful for the Landlord and its
                      agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary
                      materials and appliances to enter upon the Premises on
                      reasonable prior notice (save in emergency) and remove any alterations or additions and execute such works as may be
                      necessary to restore the Premises to their former state
                      and the costs and expenses thereof together with all
                      solicitors' and surveyors' charges and other expenses and
                      losses of a direct nature which may be incurred by the
                      Landlord in connection therewith shall be repaid by the
                      Tenant to the Landlord on demand

3.17       NOT TO PREJUDICE EASEMENTS

           3.17.1     Not by building or otherwise to stop up or darken any
                      window or light in the Premises nor to stop up or obstruct any access of light enjoyed by the Premises to any
                      adjoining or neighbouring premises nor permit any new
                      wayleave easement right privilege or encroachment to be
                      made or acquired into against or upon the Premises and in
                      case any such easement right privilege or encroachment
                      shall be made or attempted to be made to give immediate
                      notice thereof to the Landlord and to permit the Landlord
                      and its agents to enter upon the Premises for the purpose
                      of ascertaining the nature of any such easement right
                      privilege or encroachment and at the request of the
                      Landlord but at the cost of the Tenant to adopt such means as may be reasonably required or deemed proper for
                      preventing any such encroachment or the acquisition of any such easement right privilege or encroachment

           3.17.2     Not to give to any third party any acknowledgement that
                      the Tenant enjoys the access of light to any of the
                      windows or openings in the Premises by the consent of such third party nor to pay to such third party any sum of
                      money nor to enter into any agreement with such third
                      party for the purpose of inducing or binding such third
                      party to abstain from obstructing the access of light to
                      any windows or openings and in the event of any of the
                      owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of
                      light to any of the said windows or openings to notify the same forthwith to the Landlord and to permit the Landlord
                      to bring such proceedings as it may think fit in the name
                      of and at the cost of the Tenant against any of the owners and/or occupiers of the adjacent land in respect of the
                      obstruction of the access of light to any of the windows
                      or openings in the Premises

                                       12

3.18       ALIENATION

           3.18.1     Not (save as hereinafter permitted) to assign transfer
                      mortgage charge underlet part with or share possession or
                      occupation of the whole or any part of the Premises

           3.18.2     Not to part with or share possession of the whole or any
                      part of the Premises or permit any company or person to
                      have occupation or possession of the whole or any part of
                      the Premises except by way of:

                      (a)        an assignment or transfer of the whole of the
                                 Premises in accordance with the provisions of
                                 Clause 3.19 or

                      (b)        an underlease in accordance with the provisions
                                 of Clause 3.20

           3.18.3     Not to permit the Premises or any part of them to be held
                      on trust for or by any person body or corporation

3.19       ASSIGNMENT

3.19.1     Not to assign any part or parts of the Premises (as opposed to the whole)

3.19.2     Not to assign the whole of the Premises unless the circumstances and conditions set out in this Clause 3.19.2 (which the parties accept within the contemplation of Section 19(1A) of the 1927 Act) have been complied with and satisfied, namely:

           (a)        that all arrears of Rents and other monetary payments
                      properly due under the terms of this Lease have been paid
                      prior to the completion of the intended assignment

           (b)        that all other material breaches of the Tenant's covenants and conditions in this Lease have been remedied to the
                      reasonable satisfaction of the Landlord

           (c)        that the Tenant has produced to the Landlord an
                      undertaking from its solicitors in such form as may be
                      reasonable in the circumstances to pay all fair and
                      reasonable costs and disbursements (including
                      irrecoverable VAT) which may be reasonably and properly
                      incurred by the Landlord in connection with the
                      application for consent including without prejudice to the generality of the foregoing its solicitors' costs,
                      surveyors' costs and the costs of any accountants (in each case to be reasonable and proper) employed to advise on
                      whether the intended assignee satisfies any financial
                      criteria specified in this Lease or is a person of such
                      financial standing that it is reasonable for the Landlord
                      to grant licence for the assignment of this Lease to it

           (d)        that the assignee (or any party guaranteeing the assignee
                      in the terms of Schedule 4) has continuously for a period
                      of three

                                       13

                      years immediately preceding the intended date of
                      completion of the proposed assignment held a credit rating as described in Clause 3.19.3 or that the assignee (or any party guaranteeing the assignee in the terms of Schedule
                      4) is able to show to the reasonable satisfaction of the
                      Landlord that it would have satisfied the criteria
                      necessary to acquire and hold such a credit rating
                      throughout the said period of three years if an
                      application had been made to obtain such credit rating

           (e)        that the Tenant (and any then current surety of the
                      Tenant) delivers to the Landlord a deed (being an
                      authorised guarantee agreement within Section 16 of the
                      1995 Act) in substantially the form set out in Schedule 5
                      but subject to such amendments as may be necessary to
                      comply with Section 16 of the 1995 Act and/or reasonably
                      required by the Landlord.

3.19.3                         The credit rating above referred to shall
                               (subject to Clauses 3.19.4 and 3.19.5) be a
                               credit rating equal to or better than that held
                               by Accor SA at the date of the proposed
                               assignment as determined by Standard & Poor's
                               Ratings Group a division of McGraw Hill Inc
                               ("S&P") or Moodys Investors Service ("Moody's")
                               in respect of the senior unsecured and
                               unguaranteed long-term debt obligations of Accor
                               SA

3.19.4                         The credit ratings referred to in Clause 3.19.3
                               shall be determined in accordance with the rating
                               criteria, mechanism and procedure adopted by S&P
                               or Moody's (as appropriate) as at the date of
                               this Lease PROVIDED THAT:

                                 (a)        if for any reason during the Term
                                            S&P or Moody's cease to exist the
                                            relevant credit ratings for the
                                            purposes of Clause 3.19.3 shall be
                                            substituted with the equivalent
                                            credit rating (determined by
                                            applying substantially similar
                                            rating criteria, mechanism and
                                            procedure as those employed at the
                                            date of this Lease by S&P or (as the
                                            case may be) Moody's) assigned by
                                            such alternative body or bodies as
                                            the Landlord shall in its reasonable
                                            opinion determine as being
                                            reasonably equivalent to S&P and/or
                                            Moody's (as the case may be) and
                                            which shall be notified to the
                                            Tenant on application to the
                                            Landlord or

                                 (b)        if for any reason during the Term
                                            S&P or Moody's adopt a rating
                                            criteria, mechanism or procedure
                                            which is materially different to
                                            that in operation at the date of
                                            this Lease the relevant credit
                                            rating for the purposes of Clause
                                            3.19.3 shall be substituted with a
                                            credit rating equivalent to the
                                            formerly designated rating
                                            (determined by applying
                                            substantially similar rating
                                            criteria, mechanism and procedure to
                                            those adopted at the date of this
                                            Lease by S&P or (as the case may be)
                                            Moody's for determining such
                                            formerly designated rating)

                      3.19.5     Any dispute or question between the parties
                                 hereto concerning the rating criteria,
                                 mechanism or procedure that is adopted by S&P
                                 or Moody's (as the case may be) at the date of
                                 this Lease shall be referred

                                       14

                                 at the request of either party for
                                 determination by a single arbitrator to be
                                 appointed either by agreement between the
                                 parties or in the absence of agreement to be
                                 appointed on the application of either party to
                                 the President for the time being of the
                                 Institute of Chartered Accountants in England
                                 and Wales and shall be determined in accordance
                                 with the Arbitration Act 1996 who shall have
                                 full power to determine what would have been
                                 the rating criteria mechanism and procedure had
                                 S&P or Moody's continued to provide the credit
                                 rating service that exists at the date of this
                                 Lease

                      3.19.6     Subject as aforesaid the Tenant shall be
                                 permitted to assign the whole of the Premises
                                 with the prior written consent of the Landlord
                                 which shall not be unreasonably withheld or
                                 delayed

3.20       UNDERLETTING

           3.20.1     Not to underlet or agree to underlet the whole or any part or parts only of the Premises otherwise than as provided
                      in this Clause 3.20

           3.20.2     Not to underlet or agree to underlet the whole or any part of the Premises or permit any person to occupy or share
                      occupation of the whole or any part of the Premises at a
                      fine or premium nor at a rent which is less than the open
                      market rent for the underlet premises nor to permit (by
                      whatever means) the reduction of rent paid or payable by
                      any undertenant

           3.20.3     Not to underlet or agree to underlet the whole or any part of the Premises without first procuring:

                      (a)        that any intended undertenant shall covenant
                                 with the Landlord as from the date of the
                                 underlease to observe and perform the covenants
                                 and conditions contained in this Lease
                                 (excluding the covenant to pay the Rents) and
                                 not to underlet share or part with possession
                                 or occupation of the underlet premises and not
                                 without the prior written consent of the
                                 Landlord to assign the underlet premises and
                                 that such covenants are included in the
                                 underlease so far as they are applicable to the
                                 underlet premises

                      (b)        that in any permitted underlease the rent shall
                                 be payable no more than one quarter in advance
                                 and shall be subject to open market review in
                                 an upward direction only at intervals of not
                                 more than five years

                      (c)        if reasonably required by the Landlord in the
                                 case of a letting to a private limited company
                                 there is provided a guarantor(s) reasonably
                                 acceptable to the Landlord for such company who
                                 prior to such letting but with effect therefrom
                                 (jointly and severally if more than one) shall
                                 enter into:

                                 (i)        surety covenants with the Tenant in
                                            a similar form to those set out in
                                            Schedule 4 and

                                       15

                                 (ii)       a covenant with the Landlord to
                                            observe and perform such surety
                                            covenants

3.20.4     Not to underlet or agree to underlet or permit any undertenant to underlet any part (as opposed to the whole) of the Premises without first procuring that additionally:

           (a)        the provisions of sections 24 to 28 (inclusive) of the
                      1954 Act are excluded from the underletting pursuant to a
                      prior Order of a Court of competent jurisdiction and

           (b)        following the grant of such underlease the total number of lettings of the Premises (including this Lease but
                      excluding franchises granted in accordance with clause
                      3.20.8 hereof) then extant is no more than 6

           (c)        any such underlease shall contain provisions enabling the
                      Tenant (as lessor) to recover from the undertenant a due
                      proportion of the cost of insuring repairing decorating
                      and operating the Premises

3.20.5     Subject as aforesaid the Tenant shall be permitted to underlet the
           Premises as a whole or in part with the prior written consent of the
           Landlord which shall not be unreasonably withheld or delayed

3.20.6     In relation to any underlease not without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed)
           to:

           (a)        waive or vary any provisions of an underlease

           (b)        accept a surrender of part only of any underlet premises

3.20.7     Nothing in this Lease shall prevent the Tenant from sharing the use or occupation of the Premises or any part of the Premises with any
           Associated Company or Group Company of the Tenant PROVIDED THAT:

           (a)        no relationship of landlord and tenant giving rise to
                      security of tenure is created at any time

           (b)        the Tenant shall give to the Landlord not less than one
                      month's prior written notice of such proposed occupation
                      and the cessation thereof and

           (c)        any such occupation of the Premises or any part thereof
                      shall cease upon the Associated or Group Company in
                      occupation ceasing to be an Associated or Group Company
                      whereupon such company shall forthwith vacate the Premises or such part thereof of which it is in occupation

3.20.8     Nothing in this Lease shall prevent the Tenant from using the
           Premises for the Permitted Use or from granting franchises (not being tenancies or otherwise affording security of tenure) in respect of any retail accommodation lawfully within the Premises from time to time or from concluding operating agreements (not being

                                       16

           tenancies or otherwise affording security of tenure) for the use of the theatre within the Premises

3.21       TO GIVE DETAILS OF UNDERLEASES

           Whenever reasonably requested (but not more than twice in any calendar year) by the Landlord to supply a schedule of underleases or franchises granted in respect of the Premises (however remote) to include details of (i) the date (ii) the premises let (iii) the term
           (iv) the parties and (v) the rent

3.22       REGISTRATION

           Within one month after the date of any assignment transfer or any underlease of the Premises or the execution of any mortgage or charge affecting this Lease as aforesaid or any assignment or transfer of any such mortgage or charge or underlease as aforesaid whether by deed assent or operation of law or otherwise to give written notice and to deliver a certified copy to the Landlord's solicitors (or as the Landlord may from time to time direct) of such assignment transfer underlease assignment of underlease mortgage charge transfer of mortgage or charge or devolution as aforesaid and to pay or cause to be paid to the Landlord's solicitors or as the Landlord may from time to time direct a reasonable fee not being less than Twenty-five pounds for the registration thereof

3.23       TO PAY LANDLORD'S COSTS

           To pay to the Landlord on receipt of written demand all reasonable and proper direct costs charges expenses damages and losses
           (including but without prejudice to the generality of the foregoing solicitors' costs counsels' architects' and surveyors' and other professional fees and commissions payable to a bailiff) incurred by the Landlord:

3.23.1     incidental to the preparation and service of a notice under Section
           146 of the Law of Property Act 1925 and/or in or in contemplation of any proceedings under Section 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the
           Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court)

3.23.2     incidental to the preparation and service of a Schedule of
           Dilapidations at any time during or within 6 calendar months after the expiration or earlier determination of the Term relating to wants of repair for which the Tenant was responsible and which arose during the Term

3.23.3     in connection with or procuring the remedying of any breach of covenant on the part of the Tenant or any person deriving title under the Tenant contained in this Lease

                                       17

3.24       TO OBSERVE STATUTORY REQUIREMENTS

           At all times and from time to time and at its own expense to execute all works as are or may under or in pursuance of any current Act of
           Parliament or European Community Law Regulation or Directive already or hereafter to be passed be directed or required to be done or executed upon or in respect of the Premises or the user thereof whether by the owner and/or the Landlord and/or the Tenant thereof or any person deriving title thereunder and to comply with all notices which may be served by the public local or statutory authority and not to do on the Premises any act or thing whereby the Landlord may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act as aforesaid

3.25       PLANNING

           In relation to the Planning Acts:

           3.25.1     At all times during the Term to comply in all respects
                      with the Planning Acts and to keep the Landlord
                      indemnified in respect thereof

           3.25.2     Save in the case of signage or where permission has
                      already been granted to alterations pursuant to clause
                      3.16 not to apply for any planning permission or other
                      planning consent in respect of the Premises unless the
                      application permission or other consent shall have been
                      approved in writing by the Landlord such consent not to be unreasonably withheld or delayed

           3.25.3     Unless the Landlord shall otherwise direct to carry out
                      before the expiration or determination of the Term
                      (howsoever the same may be determined) any works
                      stipulated to be carried out to the Premises by a date
                      subsequent to such expiration or sooner determination as a condition of any planning permission which the Tenant has
                      implemented or partially implemented

           3.25.4     Forthwith after receiving notice of the same to give full
                      particulars to the Landlord of any order notice
                      certificate designation direction or other such matter or
                      any proposal therefor made given or issued to the Tenant
                      by any competent authority under or by virtue of the
                      Planning Acts affecting or capable of affecting the
                      Premises and if so required by the Landlord to produce
                      such matter or proposal therefor to the Landlord

           3.25.5     At the request of the Landlord to make or join with the
                      Landlord in making such objection or representation
                      against or in respect of any proposal referred to in the
                      previous sub-clause as the Landlord shall deem expedient

           3.25.6     If called upon so to do to produce to the Landlord all
                      plans documents and other evidence as the Landlord may
                      reasonably require in order to satisfy itself that the
                      provisions of this sub-clause have been complied with (but in any event not more than 4 copies)

                                       18

           3.25.7     Not without the consent of the Landlord to enter into any
                      planning obligation under Section 106 of the Town and
                      Country Planning Act 1990

           3.25.8     Not without the consent of the Landlord to serve any
                      notice under Part VI of the Town and Country Planning Act
                      1990

3.26       TO INFORM LANDLORD OF NOTICES

           When the Tenant becomes aware of the happening of any occurrence or upon the receipt of any notice order requisition direction or other thing which may be capable of adversely affecting the Landlord's interest in the Premises the Tenant shall forthwith at its own expense deliver full particulars or a copy thereof to the Landlord

3.27       TO INFORM LANDLORD OF CONTAMINANTS AND DEFECTS

           As soon as the Tenant becomes aware of the same to inform the
           Landlord immediately in writing of the existence of any contaminant or pollutant on or any defect in the Premises which might give rise to a duty imposed by common law or statute on the Landlord

3.28       INDEMNITIES

           To indemnify the Landlord in respect of all actions proceedings costs claims and demands and any liability arising in any way directly out of:

3.28.1     any act omission or negligence of the Tenant its undertenants or any persons at the Premises expressly or impliedly with the authority of the Tenant or its undertenants

3.28.2     the use or occupation of the Premises

3.28.3     any defect in the Premises caused by the execution of any alterations additions or repairs to the Premises by the Tenant its undertenants or any persons at the Premises expressly or impliedly with the authority of the Tenant or its undertenants

3.28.4     third party claims which ought to have been covered by insurance effected by the Tenant pursuant to Clause 3.4.6

3.28.5     anything now or during the Term attached to or brought onto the
           Premises by the Tenant its undertenants or any persons at the
           Premises expressly or impliedly with the authority of the Tenant or its undertenants

3.28.6     any breach or non-observance (however remote) of any covenant on the part of the Tenant contained in this Lease

3.29       APPLICATIONS FOR CONSENT

           Upon making an application for any consent or approval which is required under this Lease the Tenant shall disclose to the Landlord such information as the

                                       19

Landlord may reasonably require and shall pay on demand all reasonable and proper costs charges and expenses (including without limitation legal costs surveyors' fees disbursements and stamp duty) incurred by the Landlord resulting from all such applications by the Tenant whether such consent or approval is granted refused or offered subject to any qualifications or is withdrawn

3.30       TO REMEDY BREACHES BY UNDERTENANTS

           In the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in this Lease by any undertenant or other person holding the Premises as undertenant of the Tenant forthwith upon discovering the same to take and institute at its own expense all necessary steps and proceedings to remedy such breach non-performance or
           non-observance

3.31       YIELDING UP

3.31.1     Immediately prior to the expiration or sooner determination of the
           Term at the cost of the Tenant:

           (a)        to replace any of the Landlord's fixtures and fittings
                      which shall be missing broken damaged or destroyed with
                      others of a similar character and of equal value

           (b)        to remove every moulding sign writing or painting of the
                      name or business of the Tenant or other occupiers from the
                      Premises and to remove all tenant's fixtures and fittings
                      furniture and effects from the Premises making good to the reasonable satisfaction of the Landlord all damage caused
                      by any such removal

           (c)        if so requested by the Landlord to remove and make good
                      all alterations or additions made to the Premises at any
                      time during the Term and well and substantially to
                      reinstate the Premises in such manner as the Landlord
                      shall reasonably direct

           3.31.2     At the expiration or sooner determination of the Term
                      (howsoever the same be determined but subject to the
                      provisions of Clause 9) to yield up to the Landlord the
                      Premises as an operational modern high class 4 Star (or
                      equivalent) hotel in accordance with all aspects of the
                      Permitted Use in such good and substantial repair and
                      condition as shall be in accordance with the covenants on
                      the part of the Tenant contained in this Lease together
                      with all fixtures fittings improvements and additions
                      which now are or may at any time hereafter be in or about
                      the Premises (but excepting tenant's fixtures and
                      fittings)

3.32       TO PAY VAT

           To pay to the Landlord by way of additional rent on receipt of a valid VAT invoice any VAT at the rate for the time being in force that may be chargeable in respect of any rent or other payment made or other consideration or supply

                                       20

           provided by the Tenant under the terms of or in connection with this
           Lease and in every case where an amount of money is payable or consideration is provided under this Lease such amount or
           consideration shall be regarded as being exclusive of all VAT which may from time to time be legally payable thereon and such VAT shall be payable on the due date for the payment of such amount or the provision of such consideration

3.33       REIMBURSEMENT OF VAT

           In every case where the Tenant has agreed to reimburse the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease that the Tenant shall also reimburse any VAT paid by the Landlord on such payment unless the VAT is recoverable by the Landlord

3.34       SUBSTITUTION OF SURETY

           To notify the Landlord within 28 days of any of the following events:

3.34.1     If any surety being an individual (or if individuals any one of them)
           shall become bankrupt or make any assignment for the benefit of or enter into any arrangement with his creditors either by composition or otherwise or have a receiver appointed under the Mental Health Act
           1983

3.34.2     If any surety being an individual (or if individuals any one of them)
           shall die

3.34.3     If any surety being a company (or if companies any one of them) shall be wound up either voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or shall have a receiver or an administrative receiver appointed or shall for any reason be removed from the Register of Companies

     and within 56 days of any such requirement by the Landlord to procure that some other person or company reasonably acceptable to the Landlord shall execute a guarantee in the form set out in Schedule 4

3.35 SUPERIOR TITLE RESTRICTIONS

     To observe and perform the covenants and other matters contained or referred to in the entries on the Register of the freehold title out of which this Lease is granted so far as the same affect the Premises and are still subsisting and capable of taking effect

4    SURETY'S COVENANTS

     The Surety HEREBY COVENANTS with the Landlord in the manner set out in
     Schedule 4

5    LANDLORD'S COVENANTS

     The Landlord HEREBY COVENANTS with the Tenant as follows:

                                       21

5.1      QUIET ENJOYMENT

          That the Tenant paying the rents hereby reserved and performing and observing the covenants and agreements on the part of the Tenant contained in this Lease shall and may peaceably hold and enjoy the
          Premises during the Term without any interruption by the Landlord or any person rightfully claiming through under or in trust for it

5.2  INSURANCE

       5.2.1  At all times during the Term (save to the extent that such insurance shall be voided and subject to such exclusions and qualifications as the Insurers shall require) to insure and keep insured the Premises in some reputable insurance office on normal market terms against loss or damage by the Insured Risks in the
              Full Cost of Reinstatement and also against the Loss of Rent and whenever reasonably required (but not more frequently than once in every calendar year) to produce to the Tenant relevant details of such insurance and evidence of the payment for the last premium for the same and to ensure that the Tenant's interest is noted on the policy

       5.2.2  In the event the Premises or any part thereof shall be damaged or destroyed by any of the Insured Risks (and so long as such insurance shall not have been voided) as soon as practicable after the necessary labour and materials and any necessary permissions shall have been obtained (and having used reasonable endeavours to obtain such permissions) to cause all monies received in respect of such insurance (other than for the Loss of Rent) to be laid out in reinstating the Premises or the relevant part thereof (the
              Landlord making up any shortfall from its own resources) PROVIDED
              ALWAYS THAT:

           (a)        the Landlord shall not be under any obligation to insure
                      any fixtures or fittings installed by the Tenant which
                      have become part of the Premises unless the Tenant shall
                      have previously notified the Landlord in writing of such
                      installation together with the reinstatement value for
                      insurance purposes of such fixtures or fittings and the
                      Landlord has agreed in writing with the Tenant to effect
                      such insurance at the cost of the Tenant

           (b)        the covenant by the Landlord as to reinstatement shall be
                      satisfied if the Landlord provides in the premises so
                      reinstated accommodation as convenient and commodious as
                      is practicable but not necessarily identical to the
                      Premises as the same existed prior to such damage or
                      destruction and

           (c)        if any competent authority shall refuse permission for or
                      otherwise lawfully prevent any rebuilding or reinstatement of the Premises or any rebuilding or reinstatement shall
                      be otherwise impossible impracticable or frustrated all
                      relevant insurance monies (so far as not laid out as
                      aforesaid) shall as between the Landlord and the Tenant be receivable by the Landlord for its own use and benefit
                      absolutely

                                       22

5.2.3                          The Landlord will at all times liaise with the
                               Tenant in respect of all aspects of the
                               insurances effected pursuant to the terms of this
                               clause 5 though on the clear understanding that
                               the Landlord retains an absolute discretion at
                               all times as to the amount terms conditions and
                               locus of any cover that may be put in place

6      PROVISOS

       6.1    FORFEITURE

              Without prejudice to any other remedies and powers contained in this Lease or otherwise available to the Landlord:

              6.1.1  If the Rents or any part thereof shall at any time be in arrear for twenty one days after the same shall have become due (whether formally demanded or not) or

              6.1.2  If there shall be any material breach non-performance or non-observance of any of the covenants and conditions on
                     the part of the Tenant contained in this Lease or

              6.1.3  If a Bankruptcy Order or an Administration Order is made in respect of the Tenant or

              6.1.4  If a resolution is passed or an Order is made for the winding-up of the Tenant otherwise than a member's
                     voluntary winding-up of a solvent company for the purpose
                     of amalgamation or reconstruction previously approved by
                     the Landlord (such approval not to be unreasonably
                     withheld) or

              6.1.5  If a receiver or administrative receiver is appointed over the whole or any part of the property assets or undertaking of the Tenant or

              6.1.6  If the Tenant is struck off the Register of Companies or is dissolved or (being a corporation or company incorporated
                     outside Great Britain) is dissolved or ceases to exist
                     under the laws of the country or state of its incorporation

              THEN and in any such case it shall be lawful for the Landlord at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) to re-enter into and upon the Premises or any part thereof in the name of the whole whereupon this Lease shall absolutely cease and determine but without prejudice to any rights or remedies of the Landlord in respect of any antecedent breach of any of the covenants or conditions contained in this
              Lease

6.2    ABATEMENT OF RENT

              If the Premises or any part thereof or access thereto or services benefiting the same shall be destroyed or damaged by any of the
              Insured Risks against which the Landlord covenants to maintain insurance so as to be unfit for occupation and use (and provided that the policy or policies of insurance effected by the Landlord in respect of the Loss of Rent and/or the cost of reinstatement shall not have been voided) the Yearly Rent (or a fair proportion thereof according to the nature

                                       23

              and extent of the damage sustained) shall be suspended from the date of the damage or destruction until the Premises shall have again been rendered fit for occupation and use and in the event of there being some disagreement as to the proportion or period of such abatement the same shall be referred to arbitration as hereinafter provided

       6.3    DETERMINATION

              If (save where any policy or policies of insurance effected by the
              Landlord in respect of the cost of reinstatement shall have been voided) the Premises or any part thereof or access thereto or services benefiting the same shall be destroyed or damaged by any of the Insured Risks against which the Landlord covenants to maintain insurance so as to be unfit for occupation and use and the same shall not have been rendered fit for occupation and use within five years thereafter then (without prejudice to all other rights then available to the parties) either the Landlord or the
              Tenant shall be entitled by notice in writing served upon the other of them at any time thereafter (but before the Premises shall have again been rendered fit for occupation and use) to determine this Lease absolutely

       6.4    NO IMPLIED EASEMENTS

       6.4.1  The operation of Section 62 of the Law of Property Act 1925 and the rule in Wheeldon v. Burrows shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease

       6.4.2  Neither the granting of this Lease nor anything contained in this
              Lease shall by implication of law or otherwise operate or be deemed to confer upon the Tenant (nor shall the Tenant during the
              Term acquire or become entitled by any means whatsoever to) any easement right or privilege whatsoever from over against or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease or any adjoining or neighbouring premises

6.5    RIGHTS OF LIGHT AND AIR

              Any light or air at any time enjoyed shall be deemed to be enjoyed by consent and not as of right

6.6    NO RESTRICTIONS ON ADJOINING PROPERTY

              Neither the granting of this Lease nor anything contained in this
              Lease or implied shall:

              6.6.1  impose or be deemed to impose any restriction on the use of any land or building not comprised in this Lease or give
                     the Tenant the benefit of or the right to enforce or to
                     have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any
                     purchaser from or by any lessee or occupier of the Landlord in respect of property not comprised in this Lease or

                                       24

              6.6.2  prevent or restrict in any way the development of any land not comprised in this Lease and the Landlord shall have the right at any time to make such alterations to or to pull
                     down and rebuild or redevelop any adjoining or neighbouring premises or to permit the same as it may deem fit without
                     obtaining any consent from or making any compensation to
                     the Tenant Provided always that the provisions of this
                     Clause 6.6.2 shall not substantially interfere with the
                     quiet enjoyment and full beneficial use of the Premises by the Tenant

6.7    ACCEPTANCE OF RENT

              6.7.1  No demand for or acceptance of or receipt of the Rents or the grant of any licence or approval or the registration of any document by the Landlord after knowledge or notice
                     received by the Landlord or its agents of any breach of any of the Tenant's covenants hereunder shall be or operate as a waiver wholly or partially of any such breach but any
                     such breach shall for all purposes of this Lease be a
                     continuing breach of covenant so long as such breach shall be subsisting and no person taking any estate or interest
                     under the Tenant shall be entitled to set up any such
                     demand or acceptance of or receipt for the Rents by the
                     Landlord as a defence in any action or proceeding by the
                     Landlord

              6.7.2  If the Landlord shall properly and reasonably refrain from demanding or accepting the Rents or any other monies due
                     under this Lease in circumstances in which the Landlord has reasonable grounds to believe either that the Tenant is in breach of any of the provisions of this Lease or that the
                     Tenant might acquire against the Landlord any rights or
                     entitlement then notwithstanding such restraint interest at the Prescribed Rate shall be payable as specified in Clause
                     3.2 from the due date until the Landlord shall accept the
                     Rents from the Tenant

6.8    ARBITRATION

       Any dispute or difference arising between the Landlord and the Tenant for the settlement of which provision is made in this Lease for arbitration
       (save where otherwise provided for) shall be referred to the decision of a sole arbitrator to be agreed upon by the Landlord and by the Tenant or in default of agreement to an arbitrator to be appointed at the written request of either the Landlord or the Tenant by or on behalf of the then
       President of the Royal Institution of Chartered Surveyors (or his
       nominee) such arbitrator to act in accordance with the Arbitration Act
       1996 and his fees shall be within his award

6.9    NO COMPENSATION

       Except where any Act of Parliament prohibits or modifies the right to compensation being excluded or reduced by agreement neither the Tenant nor any undertenant (whether immediate or derivative) shall be entitled on quitting the Premises or any part thereof to claim any compensation from the Landlord under the 1954 Act or any other Act of Parliament whether enacted before or after the date of this Lease

                                       25

6.10   NOTICES

       The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this
       Lease except that Section 196 shall be deemed to be amended so that the final words of Section 196(4) "... and that service... be delivered"
       shall be deleted and there shall be substituted: "... and that service shall be deemed to be made on the third Working Day after the registered letter has been posted. "Working Day" meaning any day from Monday to
       Friday (inclusive) other than Christmas Day Good Friday and any statutory bank holiday in England"

6.11   REPRESENTATION

       The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease

6.12   EFFECT ON WAIVER

       Each of the Tenant's covenants shall remain in force notwithstanding the
       Landlord may have waived or temporarily released that covenant or waived or released a similar covenant or condition entered into by any tenant of any adjoining or neighbouring premises

6.13   RELEASE ON ASSIGNMENT OF REVERSION

       The Landlord shall automatically be released from all liability under the covenants and conditions on the part of the Landlord contained in this
       Lease upon the assignment or transfer of its reversionary interest in the
       Premises and at the Landlord's request at any time after such assignment or transfer the Tenant shall enter into a deed in such form as the
       Landlord may reasonably require and supply to evidence such release

6.14     SEVERANCE

         6.14.1   Any provision in this Lease which is void pursuant to Section
                  25 of the 1995 Act shall be severed from all remaining
                  provisions and such remaining provisions shall be preserved

         6.14.2   To the extent that any provision in this Lease extends beyond the limitations set by the said Section 25 but if it did not so extend it would remain unaffected by the said Section 25 the provisions shall be deemed to be varied so as not to
                  extend beyond the said limitations

6.15     DUE DATES

         In the event of the Landlord (at the request of the Tenant) granting any written concession as a result of which the Tenant is entitled to defer the payment of any monies due

                                       26

                  then for all purposes in connection with this Lease (and in particular in relation to Section 17 of the 1995 Act) such monies shall be deemed to fall due on the subsequent date
                  agreed between the Landlord and Tenant pursuant to the
                  concession in lieu of the earlier date

7        RENT INCREASE

         The amount of the Yearly Rent is to be increased on each anniversary of the Term Commencement Date to the amount set out in Schedule 2

8        TENANT'S RIGHT OF FIRST REFUSAL

         8.1      In the event that the Landlord shall at any time during the
                  Contractual Term following the expiry of the first five years thereof wish to sell the Premises then the Landlord shall
                  firstly offer in writing to sell the same to the Tenant ("the
                  Offer")

         8.2      For the purposes of this clause 8 "sell" shall mean the sale of the freehold of the Premises or the grant of a lease
                  thereof for a term in reversion to this term in consideration of the payment of a premium

         8.3      The Offer shall contain such particularity as to the terms upon which the Landlord is prepared to sell the Property which would be sufficient to satisfy the requirements of Section 2 of the Law of Property (Miscellaneous Provisions) Act 1989
                  (and shall specifically include the then current edition of the conditions of sale applicable to the sale of commercial premises recommended by the Law Society or the equivalent
                  thereof)

                  8.4.1    The tenant shall be entitled within 21 days of
                           service of the Offer by notice in writing served upon
                           the Landlord ("the Counter-notice") to accept or
                           reject the same

                  8.4.2    In the event that the Tenant shall fail to serve a
                           Counter-notice within the aforesaid period of 21 days
                           or shall purport to accept the Offer conditionally
                           then the Tenant shall in either such case be deemed
                           to have rejected the same.

8.5      In the event of the Tenant rejecting or being deemed to reject an Offer then the Landlord shall be entitled at any time within six calendar months thereafter to sell the Premises to any other party upon the terms of the Offer free from the effect of this clause 8. Thereafter the Landlord shall not sell the Premises without first undertaking the foregoing procedure

8.6      In the event of the Tenant rejecting or being deemed to reject an Offer and the Landlord selling the Premises to another party in accordance with Clause 8.5 then the Tenant will forthwith thereafter at its cost take such action as is required to vacate any entries that the Tenant may hitherto have made against the title of the Landlord to the
         Premises at H M Land Registry

8.7      Without prejudice to the terms of the foregoing the Landlord agrees to afford the Tenant as much notice as possible of any proposals that the
         Landlord may have from time to time within the first five years of the
         Term to sell the Premises albeit on the understanding that nothing in this clause 8.7 shall vest in the Tenant any further rights or interests save that to receive information

                                       27

9        LATENT DEFECTS

         9.1      For the purposes of this Lease a latent defect shall be
                  construed as a material defect in the construction or design of the physical structure or the substantial plant and
                  machinery presently erected on or in the Premises which are at any time hereafter the direct cause of actual material damage thereto. A latent defect which does not have this effect is to be disregarded for the purposes of this Clause 9

         9.2      In the event that at any time within 10 years from the date hereof (a period in respect of which time is of the essence of these arrangements) any damage shall occur to the Premises by reason of an alleged latent defect then the Tenant may within that period (but not thereafter) so advise the Landlord in writing ("a Notification"). A Notification shall only be of effect for the purposes of this Clause 9.2 if it is
                  accompanied by a written report from a chartered building
                  surveyor fully particularising the damage sustained ("the
                  Damage") and latent defect alleged to be responsible for the same ("the Defect")

         9.3      The Landlord may within 56 days of receipt of a Notification advise the Tenant in writing ("a Counter-notice") whether or not and/or the extent to which the Landlord accepts or rejects the existence of the Defect and/or the Damage. If the Landlord fails to serve a Counter-notice within such period of 56 days then the Landlord shall be deemed to have served a
                  Counter-notice rejecting the existence of the Defect and the
                  Damage in their entirety

         9.4      For the purposes of enabling the Landlord to assess a
                  Notification the Tenant shall (without prejudice and in
                  addition to all other rights granted in this Lease to the
                  Landlord) permit the Landlord to have as free as possible
                  access to the Premises with workmen advisers and necessary equipment and to undertake therein such investigations
                  (including intrusive works which the Landlord shall promptly make good) as the Landlord shall deem necessary

                  9.5.1    If the Landlord serves or is deemed to serve a
                           Counter-notice within the contemplation of Clause 9.3
                           to the effect that the Landlord does not accept the
                           Notification in its entirety then the Tenant shall be
                           entitled within 56 days thereafter to refer the
                           matter to the decision of an independent chartered
                           building surveyor ("the Surveyor") to be appointed
                           (in default of agreement between the parties as to
                           appointment) by the President or next available
                           senior officer of the Royal Institution of Chartered
                           Surveyors ("the Institution") upon the application of
                           the Tenant. The Surveyor shall be an associate or
                           fellow of the Institution with at least 10 years
                           relevant professional experience and shall act and
                           conduct his determination as an arbitrator within the
                           terms of the Arbitration Act 1996. The fees of the
                           Surveyor shall be paid by the Landlord or the Tenant
                           according to his discretion

                  9.5.2    If the Tenant fails to make reference to the
                           Institution as aforesaid within the period of 56 days
                           above referred to then the Tenant shall be deemed to
                           have accepted the Counter-notice

9.6      In the event that the existence (in whole or part) of any Defect and/or
         Damage is

                                       28

         established (whether by agreement between the Landlord and the Tenant or pursuant to arbitration according to Clause 9.5) then the Landlord and the Tenant shall thereafter use all reasonable endeavours to agree upon the most cost-effective and efficient (having regard, inter alia, to the desirability of maintaining as far as possible the continuity of the business being carried on by the Tenant from the Premises) costed program of works necessary to make good the Damage ("the Program"). If the Program or any aspect thereof shall not be agreed between the parties within 56 days of the existence of the Defect and/or Damage being established then either the Landlord or the Tenant may refer the matter to arbitration in accordance with Clause 9.5

9.7      The Tenant may within 84 days (but not thereafter) of the agreement or determination (by whatever means) of the Program submit the same to an open market competitive tender under the direction of an architect
         (being a current member of the Royal Institute of British Architects)
         ("the Architect") appointed in writing for that purpose and the Tenant shall accept whichever tender the Architect advises (having regard to all criteria) is appropriate. The Tenant will thereafter let or procure the letting of a building contract to the successful tenderer and engage all necessary professional parties required to undertake the
         Program. The Tenant shall procure that the appointed contractor and the
         Architect and all of the aforesaid professionals shall within 6 calendar months following the commencement of the Program execute and deliver to the Landlord (and any mortgagee(s) of the Landlord that the
         Landlord may nominate) duties of care deeds of warranties (in the then current market normal forms allowing for at least two assignments) to each of which will be appended certified copies of the building contract or relevant professional appointment (as the case may be) and shall instruct those parties at all times to supply the Landlord upon request with such up-to-date information and documentation with regard to the Program as the Landlord may require

9.8      The Tenant shall be responsible for all of the costs incurred in undertaking the Program and as soon as reasonably practical following the completion thereof (being the issue of a final certificate or equivalent pursuant to the building contract applicable thereto) the
         Tenant shall procure that the Architect shall prepare and issue to the
         Landlord and the Tenant a comprehensive final certificate as to the total cost thereof (to include all professional fees and other ancillary expenses) which the Tenant shall discharge ("the Cost")

9.9      The Landlord shall be entitled to reimburse the Tenant with the Cost
         (or such part or parts thereof as the Landlord may determine) at any time or times and if and when doing so shall pay interest on the amount so reimbursed at 5% per annum calculated from the date that the same is incurred until reimbursement

9.10     In the event of the Tenant being granted a New Lease in accordance with
         Clause 10 then one-twenty-eighth part of the Cost (which shall exclude
         VAT) or such part thereof as shall not previously have been reimbursed pursuant to Clause 9.9 together with interest thereon at 5% per annum calculated from the date that the same is incurred until reimbursement shall be deducted from each of the first 28 consecutive quarterly payments of the annual rent payable throughout the term thereof

                                       29

10       TENANT'S OPTION TO RENEW

         10.1     If the Tenant (here meaning for the avoidance of doubt the
                  Tenant in whom this Lease is then lawfully vested and no other party) serves notice on the Landlord not more than 12 months or less than 3 months before the expiration of the last day of the Contractual Term ("the Expiration Date") requesting the
                  Landlord to grant to the Tenant a new lease of the Premises
                  THEN provided the Tenant has up to and including the
                  Expiration Date paid to the Landlord the Rents and all other sums due and demanded under this Lease the Landlord will grant and the Tenant will accept a new lease of the Premises ("the
                  New Lease") for a term of 15 years from and including the day immediately following the last day of the Contractual Term
                  ("the New Lease Commencement Date")

         10.2     The New Lease shall otherwise be upon the same terms and
                  conditions as are contained in this Lease save that:

                  10.2.1   this Clause 10 shall provide that in the event of the
                           Tenant subsequently exercising its right to require
                           the grant to it of a further new lease of 15 years
                           upon the expiry of the term thereby granted (in 2043)
                           then this Clause 10 shall be omitted from the further
                           new lease (with intent that the Contractual Term
                           shall not in any circumstances be capable of being
                           extended beyond 55 years from the Term Commencement
                           Date (until 2058))

                  10.2.2   this clause 10 shall provide that in the event of the
                           Tenant subsequently exercising its right to require
                           the grant to it of a further new lease of 15 years
                           upon the expiry of the term thereby granted (in 2043)
                           then the Yearly Rent firstly payable in respect of
                           the further new lease shall be the product of the
                           Yearly Rent lastly payable pursuant to the New Lease
                           (or such rent that would have been payable but for
                           any abatement pursuant to Clause 6.2) and 1.025 and
                           that the same will thereafter increase at annual
                           intervals on a compounded basis by 2.5% per annum in
                           the same way as the Yearly Rent reserved by the New
                           Lease would hitherto have increased and Schedule 2 to
                           that further new lease shall so provide

                  10.2.3   save for the effect thereon of the operation of
                           Clause 9.10 the Yearly Rent firstly reserved shall be
                           (pound)7,416,531 and shall thereafter increase at
                           annual intervals on a compounded basis by 2.5% per
                           annum (in the same way as the Yearly Rent is
                           increased from and after the fifth year of the
                           Contractual Term in accordance with the Schedule 2 to
                           this Lease) and Schedule 2 to the New Lease shall so
                           provide

                  10.2.4   the words "...following the expiry of the first five
                           years thereof..." shall be deleted from Clause 8.1

                  10.2.5   Clause 9 shall be excluded

11       THE CHATTELS

         The Landlord warrants that it is the absolute unfettered proprietor of all of the Chattels and that there are no impediments of any description to the same being the subject matter of this Lease

                                       30

12       APPLICABLE LAW

         12.1     This Lease shall be governed by English law

         12.2     The parties submit to the non-exclusive jurisdiction of the
                  High Court of Justice in England

         12.3     The Surety irrevocably appoints Stephenson Harwood of 1 St
                  Paul's Churchyard London EC4M 8SH as its agent for the service of process in England and Wales service upon whom shall be deemed completed whether or not forwarded to or received by the Surety

13       THIRD PARTY RIGHTS

         Except as permitted prior to the coming into force of the Contracts
         (Rights of Third Parties) Act 1999 the parties to this deed do not intend that any of its terms shall be enforceable by any third party

14       AGREEMENT FOR LEASE

         This Lease has been completed in accordance with an Agreement dated 22
         October 2002 between (1) the Landlord (2) the Tenant and (3) the Surety

IN WITNESS whereof this document has been executed as a Deed and was delivered by the parties the day and year first before written

                                       31

                                   SCHEDULE 1

                          (PARTICULARS OF THE PREMISES)

All those self-contained hotel and theatre premises presently known as The
Bernard Shaw Park Plaza Hotel 100-110 Euston Road London NW1 2AJ as the title to the freehold thereof comprises the whole of the land and premises presently registered under title number NGL20662 as the same is edged red on the plan attached hereto

                                       32

                                   SCHEDULE 2

                                (INCREASED RENTS)

Anniversary of the Term Commencement Date                              Amount of Rent Firstly reserved to
                                                                      apply from the relevant Anniversary
                                                                         of the Term Commencement Date
                                                                                    ((pound)p.a.)

First                                                                                      3,150,000.00

Second                                                                                     4,000,000.00

Third                                                                                      4,308,000.00

Fourth                                                                                     4,415,700.00

Fifth                                                                                      4,526,093.00

Sixth                                                                                      4,639,245.00

Seventh                                                                                    4,755,226.00

Eighth                                                                                     4,874,107.00

Ninth                                                                                      4,995,960.00

Tenth                                                                                      5,120,859.00

Eleventh                                                                                   5,248,880.00

Twelfth                                                                                    5,380,102.00

Thirteenth                                                                                 5,514,605.00

Fourteenth                                                                                 5,652,470.00

Fifteenth                                                                                  5,793,782.00

Sixteenth                                                                                  5,938,627.00

Seventeenth                                                                                6,087,093.00

Eighteenth                                                                                 6,239,270.00

Nineteenth                                                                                 6,395,252.00

Twentieth                                                                                  6,555,133.00

Twenty-First                                                                               6,719,011.00

                                       33

Twenty-Second                                                                              6,886,986.00

Twenty-Third                                                                               7,059,161.00

Twenty-Fourth                                                                              7,235,640.00

                                       34

F:\PFILES\P25425.JRH\LSE00001.DOC                     36

KL2:2269657.1

                                   SCHEDULE 3

                                     PART 1

                                (RIGHTS GRANTED)

The following rights are granted to the Tenant and all other parties authorised by the Tenant or otherwise entitled to such rights:-

1        the right to display such flags, canopies and other signage as is appropriate for an hotel of this style and class;

2        the free and uninterrupted access along all passageways serving the
         Premises including, for the avoidance of doubt, Weir's Passage;

3        the right to erect such aerials and other telecommunications equipment on the roof of the Premises as may be necessary for the carrying out of the Tenant's business at the Premises

                                     PART 2

                                (RIGHTS RESERVED)

The following rights are reserved to the Landlord and all other persons authorised by the Landlord or otherwise entitled to such rights:

1        The right to enter upon the Premises for all or any of the purposes mentioned in this Lease

2        The free and uninterrupted passage and running of water soil gas electricity and other services from and to all adjoining or neighbouring premises through and along all the Conduits which are now or may during the Term be in on over or under the Premises and the right to relay move maintain and make connections with any of the
         Conduits and to lay move and maintain new Conduits PROVIDED that the persons exercising such rights shall cause as little disturbance and damage as reasonably practicable and shall make good all physical damage to the Premises occasioned by the exercise of this right

3        All rights of light or air now subsisting or which might (but for this reservation) be acquired over any adjoining or neighbouring premises

4        Full rights of support shelter and protection from the elements either now or intended to be enjoyed in connection with adjoining buildings or structures erected or to be erected adjoining over or under the
         Premises

5        The right to demolish build alter and add to and thereafter to maintain buildings structures and fixtures upon into or projecting over or under or taking support from the Premises provided that such buildings structures and fixtures shall not become nor form part of the Premises

6        The mines and minerals under and the airspace surrounding the Premises

7        All other easements or other rights in the nature of easements now enjoyed by any

                                       35

         adjoining or neighbouring premises

                                     PART 3

                    (MATTERS TO WHICH THIS LEASE IS SUBJECT)

1        The matters mentioned in the Property and Charges Registers of Title
         Number NGL20662 as at 18th September 2002 (save for Entries 5 and 6 in the Charges Register)

2        An agreement of 2002 between (1) The Landlord and (2) Vodafone Limited pertaining the installation of telecommunications apparatus at the
         Premises

                                     PART 4

                                (INFERIOR LEASE)

DATE               DESCRIPTION                 PARTIES

05.05.1971         Electricity Sub-Station     (1)  Epic Commercial
                                                    Properties Limited
                                               (2)  The London Electricity Board

                                       36

                                   SCHEDULE 4

                              (SURETY'S COVENANTS)

THE SURETY in consideration of this Lease having been granted at the request of the Surety by way of full indemnity covenants with the Landlord:

1        GUARANTEE OF TENANT'S PERFORMANCE

         That for the period during which the Tenant is bound by the tenant's covenants of this Lease the Tenant will pay the rents and other sums payable hereunder on the days and in manner aforesaid and will duly perform and observe all the Tenant's covenants in this Lease and that in case of default the Surety will pay and make good to the Landlord on demand all loss damages costs and expenses thereby arising or incurred by the Landlord

2        FURTHER LEASE ON FORFEITURE OR DISCLAIMER

         If this Lease is forfeited or disclaimed under any statutory or other power to take from the Landlord if so required by notice to the Surety within three months after such forfeiture or within three months after the Landlord shall receive written notice of such disclaimer a new lease of the Premises for the residue of the Term unexpired at the date of such forfeiture or disclaimer and at the Rents then payable and subject to the terms of this Lease in every respect and to execute and deliver to the Landlord a counterpart thereof and pay to the Landlord the costs thereof

3        TO MAKE PAYMENTS FOLLOWING FORFEITURE OR DISCLAIMER

         If this Lease shall be forfeited or disclaimed and for any reason the
         Landlord does not require the Surety to accept a new lease of the
         Premises in accordance with the preceding paragraph 2 the Surety shall pay to the Landlord on demand an amount equal to the rents hereby reserved for the period commencing upon the date of such forfeiture or disclaimer and ending on whichever is the earlier of the following: (a)
         the date six months after such forfeiture or disclaimer and (b) the date (if any) upon which the Premises are re-let

4        DISCHARGE

         The Surety shall as between the Surety and the Landlord and without affecting the Tenant's obligations be liable as sole principal debtor as a primary and separate obligation and not merely as surety or guarantor and without prejudice to the generality of the foregoing shall not be discharged from liability under this Lease
         notwithstanding:

         4.1      Any time indulgence concession or waiver granted by the
                  Landlord to the Tenant or any neglect or forbearance of the
                  Landlord in enforcing the payment of the rents hereby reserved or the observance or performance of the covenants or other terms of this Lease

         4.2      Any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled
                  (or would after the service of a notice have been entitled) to re-enter the Premises

         4.3      The transfer of the Landlord's reversion or the release of any other surety

         4.4      (Save to the extent required by section 25 of the 1995 Act)
                  the assignment of the Lease

                                       37

         4.5      That the terms of this Lease may have been varied by agreement between the Landlord and Tenant for the time being

         4.6      That the Tenant shall have surrendered part of the Premises in which event the liability of the Surety under this Lease shall continue in respect of the part of the Premises not so
                  surrendered after the making of any necessary apportionments

         4.7      The dissolution amalgamation reconstruction or reorganisation of the Tenant or other change in its constitution structure or powers

         4.8      The illegality invalidity or unenforceability of or any defect in any provision of this Lease or any of the Tenant's
                  obligations under it

         4.9      Any other act or thing by which but for this provision the
                  Surety would have been released

5        SECURITY

         So long as any sum is or may be owed by the Tenant under this Lease or it is under any obligation hereunder any right of the Surety by reason of performance of any of its obligations under this Lease to be indemnified by the Tenant or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Surety only in such manner and on such terms as the Landlord may require or approve

6        AVOIDANCE

         If any payment received by the Landlord pursuant to the provisions of this Lease is on the subsequent bankruptcy or insolvency of the Tenant avoided under any laws relating to bankruptcy or insolvency such payment shall not be considered as having discharged or diminished the liability of the Surety and this guarantee will continue to apply as if such payment had at all times remained owing by the Tenant

7        ADDITIONAL OBLIGATIONS

         The Surety's obligations under this Lease are and will remain in full force and effect by way of continuing security until no sum remains payable under this Lease and the Tenant has satisfied and performed all its obligations under this Lease so that the obligations of the Surety are additional to and not in substitution for any security or other guarantee or indemnity at any time existing in favour of any person whether from the Surety or otherwise

8        WAIVER

         The Surety waives any right it may have of first requiring the Landlord to proceed against or enforce any other rights or security or claim payment from the Tenant or any other person before claiming from the
         Surety under this Lease

                                       38

9        TRANSFER OF REVERSION

         The Surety agrees that the benefit of the Surety's covenants contained in this Lease shall pass automatically to the Landlord's successors in title without the need for express assignment and without any consent being given by the Surety

                                       39

                                   SCHEDULE 5

                        (AUTHORISED GUARANTEE AGREEMENT)

THIS AGREEMENT is made the                         day of                   20**

PARTIES

(1)                        [LIMITED]    [PLC]    (the    "Landlord"    )    [whose    registered    office    is    at]
         [                                                  ] [                         and]

(2)                        [LIMITED]     [PLC]     (the     "Tenant")     [whose     registered     office     is    at
                                                           ]

RECITALS:

1                             This Deed is supplemental to a Lease (the "Lease")
                              dated the day of 2003 and made between (1) Euston
                              Road Hotel Limited (2) Accor UK Business and
                              Leisure
         Hotels Limited and (3) Accor S.A. of the premises more particularly therein described being the Shaw Park Plaza Hotel 100-110 Euston Road
         London NW1 2AJ

2        This Deed is entered into pursuant to Section 16 of the Landlord and
         Tenant (Covenants) Act 1995

OPERATIVE PROVISIONS as follows:

1        In this Deed the following expressions shall have the following meanings:

         1.1      "Assignee" means [ ]

         1.2      "Assignment" means the assignment to the Assignee authorised by the Licence to Assign

         1.3      "Landlord" includes (save where provided to the contrary) his her its or their respective successors in title and assigns and where two or more persons are included therein shall also include (as the case may be) the survivor or the survivors of those persons and shall also include the personal
                  representatives of a sole individual or last surviving
                  individual Landlord

         1.4      "Licence to Assign" means the consent for the Assignment
                  referred to in clause 3.19 of the Lease

2        The Tenant hereby irrevocably and unconditionally GUARANTEES to the
         Landlord as a continuing guarantee the payment when due of all sums due owing or outstanding from the Assignee to the Landlord under the Lease and the due performance by the Assignee of the covenants on the part of the Tenant under the Lease and agrees to indemnify the Landlord from and against all losses damages costs and expenses which the Landlord may suffer through or arising from any failure by the Assignee to perform any of the covenants on the part of the tenant under the Lease or any failure by the Assignee duly fully and punctually to pay any such sum or any other sum required to be paid by it in relation to or otherwise to perform its said obligations

                                       40

3        The Tenant HEREBY FURTHER COVENANTS irrevocably and unconditionally with the Landlord that if the Lease is disclaimed the Tenant will (if required by the Landlord within six months of the Landlord learning of such disclaimer) accept from and execute and deliver to the Landlord a counterpart of a new lease of the Property for a term commencing on the date of such disclaimer and continuing for the residue then remaining unexpired of the Term the Tenant to be responsible for the proper and reasonable costs of both parties in connection with such new lease
         (together with any Value Added Tax payable thereon) and to reserve the same rents and other sums as are then reserved and made payable by the
         Lease and to be subject to the same covenants conditions and provisions
         (including the provisions for the review of rent at the times and in the manner contained in the Lease) as are contained in the Lease

4        All sums payable hereunder by the Tenant shall be paid immediately on written demand to the Landlord in full without any deduction withholding counterclaim or set off

5        Without prejudice to the Landlord's rights against the Assignee as between the Landlord and the Tenant the Tenant shall be liable hereunder as if it were solely and principally liable and not merely a surety and its liability hereunder shall not be released discharged or diminished by:

         5.1      any legal limitation lack of capacity or authorisation or
                  defect in the actions of the Assignee in relation to any
                  invalidity or unenforceability of any of the terms of the
                  Lease the bankruptcy insolvency or liquidation (or in the case of an individual Assignee death or in the case of a corporate
                  Assignee the Assignee ceasing to exist) of the Assignee or any change in the Assignee's identity constitution status or
                  control; or

         5.2      any forbearance neglect or delay in seeking performance of the obligations of the Assignee or any granting of time indulgence or other relief to the Assignee in relation to such
                  performance; or

         5.3      any other act or omission fact or circumstance which might otherwise release discharge or diminish the liability of a guarantor (but subject to section 17 of the Landlord & Tenant
                  (Covenants) Act 1995)

6        This guarantee is given to the Landlord by the Tenant under seal and shall enure for the avoidance of doubt not merely for the benefit of the Landlord but for the benefit of any successor in title (however such title devolves) of the Landlord

PROVIDED ALWAYS THAT nothing in this Deed shall impose on the Tenant any liability restriction or other requirement (of whatever nature) in relation to any time after the date on which the Assignee shall have lawfully assigned this
Lease

IN WITNESS whereof this document has been executed as a deed and delivered by the parties hereto the day and year first above written

                                       41

EXECUTED as a DEED by                                )
EUSTON ROAD HOTEL LIMITED                            )
acting by :

/s/

                                    Director

/s/
                                    Director

                                       42